U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 5,1997





                               PARKERVISION, INC.
             (Exact name of registrant as specified in its charter)


         FLORIDA                        0-22904                  59-2971472
-----------------------------   -------------------------   --------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


                8493 BAYMEADOWS WAY, JACKSONVILLE, FLORIDA 32256
               (Address of principal executive offices) (Zip code)


                                       N/A
          (Former name or former address, if changed since last report)




       Registrant's telephone number, including area code: (904) 737-1367



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Item 5.  Other Events

         On September 5, 1997, the Company sold an aggregate of 90,000 shares of Common Stock to three entities in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. These shares were sold at a price of $22.50 per share and the Company derived net proceeds of $2,025,000.

Item 7.  Financial Statements and Exhibits.

         (a)      Exhibits


4.1         Form of Warrant issued September 5, 1997 to Mr. Jack Ferraro.


Item 9.  Sales of Equity Securities Pursuant to Regulation S

         On September 5, 1997, the Company sold an aggregate of 900,000 shares of Common Stock to overseas investors in a transaction pursuant to Regulation S. The Banca del Gottardo, a Swiss bank headquartered in Lugano, Switzerland, placed the shares for the Company. The shares were sold at a price of $22.50 per share, and the Company derived net proceeds of $19,035,000. The Company paid a commission of 6% or $1,215,000 to the Banca del Gottardo.

         In connection with the offering pursuant to Regulation S, the Company issued on September 5, 1997 a warrant to purchase 180,000 shares of Common Stock to Mr. Jack Ferraro who acted on behalf of the Company. The Company did not receive any cash consideration for the warrant. The warrant is exercisable until September 5, 2002, at $22.50 per share. The warrant provides for registration of the underlying shares of Common Stock in certain circumstances. The warrant was issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   September 22, 1997          PARKERVISION, INC.



                                     By:      /s/ Jeffrey Parker
                                        ---------------------------------------
                                                 Jeffrey Parker
                                        Chief Executive Officer and President



                                     By:      /s/ Cynthia L. Poehlman
                                        ---------------------------------------
                                                Cynthia L. Poehlman
                                        Controller and Chief Accounting Officer



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